UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2015

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accountant.

On May 26, 2015, the Audit Committee of the Board of Directors (the “Audit Committee”) of Gevo, Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP (the “Former Auditor”) as the Company’s independent registered public accounting firm citing the Company’s desire to reduce the overall cost of its external audit function as the reason for the dismissal.

The Former Auditor’s reports on the consolidated financial statements for the years ended December 31, 2014 and December 31, 2013 contained no adverse opinions or disclaimer of opinions, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the Former Auditor’s reports for the years ended December 31, 2014 and December 31, 2013 included explanatory paragraphs referring to the Company’s going concern uncertainty and development activities.

In addition, the Company is not required to have, nor did the Company engage the Former Auditor to perform, an audit of its internal control over financial reporting. The Former Auditor’s reports included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, the Former Auditor expressed no such opinion. The Company’s management performed an assessment of the effectiveness of its internal control over financial reporting as of December 31, 2014 and 2013 utilizing the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. The objective of this assessment was to determine whether the Company’s internal control over financial reporting was effective.

During the years ended December 31, 2014 and 2013, and through the subsequent interim periods through May 26, 2015:

i.	there have been no “disagreements” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Auditor would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years; and

ii.	there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, the Company identified a material weakness in accounting for certain non-routine aspects of the underwritten public offering completed in August 2014 and consequently concluded that its internal control over financial reporting was not effective as of December 31, 2014. The Company has given the Former Auditor permission to respond fully to the inquiries of the successor accountant concerning this reportable event.

The Company has provided the Former Auditor with a copy of this Form 8-K and requested that the Former Auditor provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not the Former Auditor agrees with the statements related to them made by the Company in this report. A copy of the Former Auditor’s letter, dated June 1, 2015, is attached as Exhibit 16.1 to this report.

(b) Engagement of New Independent Registered Public Accountant.

On May 26, 2015, the Audit Committee approved the appointment of Grant Thornton LLP as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the year ending December 31, 2015. During the years ended December 31, 2014 and December 31, 2013 and in the subsequent interim periods through May 26, 2015, neither the Company, nor anyone on its behalf, consulted Grant Thornton LLP regarding:

i.	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company by Grant Thornton LLP that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

ii.	any matter that was the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett Lund
Brett Lund
Chief Legal Officer, General Counsel & Secretary

Date: June 1, 2015